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                                                               EXHIBIT 99.14(a)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS









As independent public accountants, we hereby consent to the use of our report dated March 1, 1996, for the Nuveen Multistate Tax-Free Trust, comprising the Michigan Tax-Free Value Fund, and to all references to our firm included in or made a part of this registration statement on Form N-14 of Nuveen Flagship Multistate Trust IV.




ARTHUR ANDERSEN LLP








Chicago, Illinois
October 16, 1996

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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS









As independent public accountants, we hereby consent to the use of our report dated April 8, 1996, for the Nuveen Tax-Free Bond Fund, Inc., comprising the Nuveen Ohio Tax-Free Value Fund, and to all references to our firm included in or made a part of this registration statement on Form N-14 of Nuveen Flagship Multistate Trust IV.




ARTHUR ANDERSEN LLP








Chicago, Illinois
October 16, 1996